Exhibit 99.j

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Securities Funds (Invesco Investment Securities Funds) of our reports dated April 25, 2024, relating to the financial statements and financial highlights of Invesco High Yield Fund, Invesco Income Fund, Invesco Short Term Bond Fund, Invesco Short Duration Inflation Protected Fund, Invesco Intermediate Bond Factor Fund, Invesco SMA High Yield Bond Fund, Invesco Corporate Bond Fund, Invesco Global Real Estate Fund, Invesco Real Estate Fund, Invesco Government Money Market Fund and Invesco U.S. Government Money Portfolio which appear in AIM Investment Securities Funds (Invesco Investment Securities Funds)’s Annual Report on Form N-CSR for the year ended February 29, 2024. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

June 26, 2024